Innovative Designs, Inc.

Agreement

This Agreement is by and between Darryl Zaontz, an individual whose address is 501 Saddle Ridge Rd., Woodmere, NY 11598 (hereafter “Lender”); and Innovative Designs, Inc., a Delaware corporation with principal offices at 124 Cherry St., Pittsburgh, PA 15223, (hereinafter “Borrower).

Lender and Borrower agree as follows:

1.	Lender agrees to lend Borrower the sum of $27,000 United States Dollars (“USD”).

2.	Borrower agrees to repay the principal sum of $27,000 USD on or before January 31, 2013.

3.	The term of this loan is 6 months.

4.	This loan shall bear interest of $2,700 USD. Additionally, in consideration of the aforementioned loan, borrower will grant lender 5,000 shares of restricted shares of IVDN (144-IVDN stock). Both interest and share grant are to be paid on or before January 31, 2013.

5.	Lender shall have the option of converting all or part of the principal sum of $27,000 USD into restricted shares of IVDN at a price of $.40 per share.

6.	The Current Bid for IVDN is $.25 and the Current Offer is $.51 (as of 7/12/12). No trades have occurred today.

7.	This agreement shall constitute the sole understanding and Agreement of the parties as to its terms, and no modification hereof shall be given force or effect unless signed in advance by both Borrower and Lender.

8.	This Agreement may be executed in counterpart originals, which in the aggregate shall form one executed original of the Agreement, and a facsimile transmission shall be deemed to have the same legal force and effect of the original executed document.

9.	This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

10.	The principal amount of $27,000 USD, or the 144—IVDN shares if requested by Lender, must be received by Lender no later than 1 (one) week after Due Date, or the Loan will be considered to be in default.

WITH INTENT TO BE LEGALLY BOUND HEREBY, THE PARTIES AFFIX THEIR SIGNATURES HEREUNDER:

For BORROWER:

Date: 7/12/12	Innovative Designs, Inc.

Joseph Riccelli, CEO

/s/ Joseph Riccelli CEO

For LENDER:

Date: 7/15/12	Darryl Zaontz CFA

/s/ Darryl Zaontz CFA